AMENDMENT TO

AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

This Amendment, dated as of August 26, 2014, to the Amended and Restated Transfer Agent Servicing Agreement dated November 17, 2009, further amended on February 22, 2011 and September 1, 2012, is made and entered into by and between LKCM Funds, a Delaware statutory trust (“Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the parties desire to amend the fees of Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Amendment. Effective as of the date hereof, Amended Exhibit C of the Agreement shall be replaced in its entirety by Amended Exhibit C attached to this Amendment.

2. Full Force and Effect. Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jacob D. Smith	By:	/s/ Michael R. McVoy

Name:	Jacob D. Smith	Name:	Michael R. McVoy

Title:	CFO/CCO	Title:	Executive Vice President

Amended Exhibit C to the Amended and Restated Transfer Agent Servicing Agreement – LKCM Funds

LKCM Funds TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective October 1, 2014

Service Charges to the Fund*

Shareholder Account Fee (Subject to Minimum)

No-Load per account charge

Matrix Level 0 Open Accounts $[    ] / Account

Matrix Level 0 Closed accounts $[    ] / Account

Matrix Level 3 Open Accounts $[    ] / Account

Matrix Level 3 Closed Accounts $[    ] / Account

Annual Minimum

•    $[    ]
•    [    ] % fee waiver for LKCM Balanced Fund
•    [    ] % fee waiver for LKCM Fixed Income Fund
•    [    ] % fee waiver for LKCM Aquinas Growth Fund
•    [    ] % fee waiver for LKCM Aquinas Value Fund
•    [    ] % fee waiver for LKCM Aquinas Small Cap Fund
•    Fee waiver will be removed after September 1, [    ].

Activity Charges

Telephone Calls – $[    ] /call

Daily Valuation Trades – $[    ] /trade

Lost Shareholder Search – $[    ] /search

•    AML New Account Service – $[    ] /new domestic
accounts, $[    ] /new foreign account and $[    ] shareholder
verification

ACH/EFT Shareholder Services:

$[    ] /month/fund group

$[    ] /ACH item, setup, change

$[    ] /correction, reversal

    Omnibus Account Transactions

$[    ] each – first [    ] transactions

$[    ] each – next [    ] transactions

$[    ] each – next [    ] transactions

$[    ] each – next [    ] transactions

$[    ] each – balance of transactions

Chief Compliance Officer Support Fee (Fund Complex)

$[    ] per year

Out-of-pocket Costs – Including but not limited to:

•    Telephone toll-free lines, call transfers, etc.
•    Mailing, sorting and postage
•    Stationery, envelopes
•    Programming, special reports
•    Insurance, record retention, microfilm/fiche
•    Proxies, proxy services
•    ACH fees, NSCC charges
•    Disaster recovery – per open account

All other out-of-pocket expenses

Service Charges to Investors

Qualified Plan Fees (Billed to Investors)

$[    ] /qualified plan acct (Cap at $[    ] /SSN)

$[    ] /Coverdell ESA acct (Cap at [    ] /SSN)

$[    ] /transfer to successor trustee

$[    ] /participant distribution (Excluding SWPs)

$[    ] /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

$[    ] /outgoing wire transfer

$[    ] /overnight delivery

$ [    ] /telephone exchange

$[    ] /return check or ACH

$[    ] /stop payment

$ [    ] /research request per account (Cap at $[    ] /request)
(For requested items of the second calendar year [or previous]
to the request)

Technology Charges

  1. Fund Group Setup (first cusip) – $[    ] /fund group

        Fund Setup – $[    ] /cusip (beyond first cusip)

  3. NSCC Service Interface – All NSCC Services

    Setup – $[    ] /fund group

  4. Telecommunications and Voice Services

Service Setup – $[    ] ATT transfer connect

VRU Setup – $[    ] /fund group

VRU Maintenance – $[    ] /month

$[    ] /voice response call

$[    ] /voice recognition call

Asset Allocation Services – $[    ] /account group/year
([    ] reallocations)

Average Cost – $[    ] /account/year

Development/Programming – $[    ] /hour

File Transmissions – subject to requirements

Selects – $[    ] per select

Extraordinary services – charged as incurred

    Conversion of Records (if necessary) – Estimate to be
provided.

    Custom processing, re-processing

All other extraordinary services

* Subject to Cost of Living adjustment based on the
Milwaukee CPI

Fees are billed monthly.